As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140962

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-25
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-25

This Supplement modifies certain information contained in the Prospectus Supplement, dated September 27, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-25.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Risk Factors” section beginning on page S-22 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement; and

•	the “Static Pool Data” section on page S-54 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summary for the distribution date occurring in October 2007 is attached hereto as Annex A and provides information regarding the distribution made to the certificates on the distribution date occurring in October 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is November 8, 2007.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-22 of the Prospectus Supplement is modified by adding the following paragraphs at the end of that section:

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates and losses.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is modified by replacing the last two paragraphs of that section with the following paragraph:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and Moody’s Investors Service also placed such ratings under review for further downgrade. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31					Nine Months Ended September 30,

	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-54 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

ANNEX A

[Certificateholder Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02151UAA4	Senior	Fix-30/360	73,500,000.00	6.500000	357,521.29	398,125.00	755,646.29	-	73,142,478.71	-
1A2	02151UAB2	Senior	Fix-30/360	64,200,000.00	6.500000	312,283.91	347,750.00	660,033.91	-	63,887,716.09	-
1A3	02151UAS5	Senior	Fix-30/360	313,500,000.00	6.500000	1,524,937.77	1,698,125.00	3,223,062.77	-	311,975,062.23	-
1A4	02151UAT3	Senior	Fix-30/360	37,697,000.00	6.500000	183,367.08	204,192.08	387,559.16	-	37,513,632.92	-
1A5	02151UAU0	Senior	Fix-30/360	3,300,000.00	6.500000	16,051.98	17,875.00	33,926.98	-	3,283,948.02	-
1A6	02151UAV8	Senior	Fix-30/360	47,200,000.00	6.500000	229,591.91	255,666.67	485,258.57	-	46,970,408.09	-
1A7	02151UAW6	Senior	Fix-30/360	88,197,000.00	6.500000	429,010.96	477,733.75	906,744.71	-	87,767,989.04	-
1A8	02151UAX4	Senior	Fix-30/360	50,500,000.00	6.500000	245,643.88	273,541.67	519,185.55	-	50,254,356.12	-
1X	02151UAC0	Strip IO	Var-30/360	382,433,847.00	0.582529	-	185,648.91	185,648.91	-	380,335,253.44	-
PO1	02151UAD8	Strip PO	Fix-30/360	10,052,008.00	0.000000	12,605.91	-	12,605.91	-	10,039,402.09	-
2A1	02151UAE6	Senior	Fix-30/360	66,130,000.00	6.000000	565,262.48	330,650.00	895,912.48	-	65,564,737.52	-
2A2	02151UAF3	Senior	Fix-30/360	4,962,000.00	6.000000	42,413.92	24,810.00	67,223.92	-	4,919,586.08	-
2X	02151UAG1	Strip IO	Var-30/360	52,278,777.00	0.442855	-	19,293.27	19,293.27	-	52,065,670.31	-
PO2	02151UAH9	Strip PO	Fix-30/360	983,151.00	0.000000	15,403.26	-	15,403.26	-	967,747.74	-
AR	02151UAJ5	Senior	Fix-30/360	100.00	6.500000	100.00	0.76	100.76	-	-	-

M	02151UAK2	Mezzanine	Var-30/360	27,213,000.00	6.442014	73,724.50	146,088.76	219,813.27	-	27,139,275.50	-
B1	02151UAL0	Junior	Var-30/360	8,399,000.00	6.442014	22,754.28	45,088.73	67,843.00	-	8,376,245.72	-
B2	02151UAM8	Junior	Var-30/360	3,359,600.00	6.442014	9,101.71	18,035.49	27,137.20	-	3,350,498.29	-
B3	02151UAP1	Junior	Var-30/360	5,711,400.00	6.442014	15,473.12	30,660.76	46,133.89	-	5,695,926.88	-
B4	02151UAQ9	Junior	Var-30/360	2,351,800.00	6.442014	6,371.41	12,625.27	18,996.69	-	2,345,428.59	-
B5	02151UAR7	Junior	Var-30/360	3,360,592.01	6.442014	9,104.40	18,040.82	27,145.21	0.05	3,351,487.56	0.05

Totals				671,919,651.01		3,396,068.93	3,752,676.52	7,148,745.45	0.05	668,523,582.03	0.05

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02151UAA4	73,500,000.00	73,500,000.00	357,521.29	-	-	357,521.29	-	-	73,142,478.71	0.995135765
1A2	02151UAB2	64,200,000.00	64,200,000.00	312,283.91	-	-	312,283.91	-	-	63,887,716.09	0.995135765
1A3	02151UAS5	313,500,000.00	313,500,000.00	1,524,937.77	-	-	1,524,937.77	-	-	311,975,062.23	0.995135765
1A4	02151UAT3	37,697,000.00	37,697,000.00	183,367.08	-	-	183,367.08	-	-	37,513,632.92	0.995135765
1A5	02151UAU0	3,300,000.00	3,300,000.00	16,051.98	-	-	16,051.98	-	-	3,283,948.02	0.995135765
1A6	02151UAV8	47,200,000.00	47,200,000.00	229,591.91	-	-	229,591.91	-	-	46,970,408.09	0.995135765
1A7	02151UAW6	88,197,000.00	88,197,000.00	429,010.96	-	-	429,010.96	-	-	87,767,989.04	0.995135765
1A8	02151UAX4	50,500,000.00	50,500,000.00	245,643.88	-	-	245,643.88	-	-	50,254,356.12	0.995135765
1X	02151UAC0	382,433,847.00	382,433,847.00	-	-	-	-	-	-	380,335,253.44	0.994512532
PO1	02151UAD8	10,052,008.00	10,052,008.00	12,605.91	-	-	12,605.91	-	-	10,039,402.09	0.998745931
2A1	02151UAE6	66,130,000.00	66,130,000.00	565,262.48	-	-	565,262.48	-	-	65,564,737.52	0.991452253
2A2	02151UAF3	4,962,000.00	4,962,000.00	42,413.92	-	-	42,413.92	-	-	4,919,586.08	0.991452253
2X	02151UAG1	52,278,777.00	52,278,777.00	-	-	-	-	-	-	52,065,670.31	0.995923648
PO2	02151UAH9	983,151.00	983,151.00	15,403.26	-	-	15,403.26	-	-	967,747.74	0.984332759
AR	02151UAJ5	100.00	100.00	100.00	-	-	100.00	-	-	-	0.000000000

M	02151UAK2	27,213,000.00	27,213,000.00	73,724.50	-	-	73,724.50	-	-	27,139,275.50	0.997290835
B1	02151UAL0	8,399,000.00	8,399,000.00	22,754.28	-	-	22,754.28	-	-	8,376,245.72	0.997290835
B2	02151UAM8	3,359,600.00	3,359,600.00	9,101.71	-	-	9,101.71	-	-	3,350,498.29	0.997290835
B3	02151UAP1	5,711,400.00	5,711,400.00	15,473.12	-	-	15,473.12	-	-	5,695,926.88	0.997290835
B4	02151UAQ9	2,351,800.00	2,351,800.00	6,371.41	-	-	6,371.41	-	-	2,345,428.59	0.997290835
B5	02151UAR7	3,360,592.01	3,360,592.01	9,104.40	-	-	9,104.40	-	0.05	3,351,487.56	0.997290820

Totals		671,919,651.01	671,919,651.01	3,396,068.93	-	-	3,396,068.93	-	0.05	668,523,582.03

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Interest Paid	Interest Carryforward After Dist.	Net Rate Carryover After Dist.
1A1	73,500,000.00	6.500000	6.500000	398,125.00	-	-	398,125.00	398,125.00	-	-
1A2	64,200,000.00	6.500000	6.500000	347,750.00	-	-	347,750.00	347,750.00	-	-
1A3	313,500,000.00	6.500000	6.500000	1,698,125.00	-	-	1,698,125.00	1,698,125.00	-	-
1A4	37,697,000.00	6.500000	6.500000	204,192.08	-	-	204,192.08	204,192.08	-	-
1A5	3,300,000.00	6.500000	6.500000	17,875.00	-	-	17,875.00	17,875.00	-	-
1A6	47,200,000.00	6.500000	6.500000	255,666.67	-	-	255,666.67	255,666.67	-	-
1A7	88,197,000.00	6.500000	6.500000	477,733.75	-	-	477,733.75	477,733.75	-	-
1A8	50,500,000.00	6.500000	6.500000	273,541.67	-	-	273,541.67	273,541.67	-	-
1X	382,433,847.00	0.582529	0.582529	185,648.91	-	-	185,648.91	185,648.91	-	-
PO1	10,052,008.00	0.000000	0.000000	-	-	-	-	-	-	-
2A1	66,130,000.00	6.000000	6.000000	330,650.00	-	-	330,650.00	330,650.00	-	-
2A2	4,962,000.00	6.000000	6.000000	24,810.00	-	-	24,810.00	24,810.00	-	-
2X	52,278,777.00	0.442855	0.442855	19,293.27	-	-	19,293.27	19,293.27	-	-
PO2	983,151.00	0.000000	0.000000	-	-	-	-	-	-	-
AR	100.00	6.500000	9.082627	0.54	-	-	0.54	0.76	-	-

M	27,213,000.00	6.442014	6.442014	146,088.76	-	-	146,088.76	146,088.76	-	-
B1	8,399,000.00	6.442014	6.442014	45,088.73	-	-	45,088.73	45,088.73	-	-
B2	3,359,600.00	6.442014	6.442014	18,035.49	-	-	18,035.49	18,035.49	-	-
B3	5,711,400.00	6.442014	6.442014	30,660.76	-	-	30,660.76	30,660.76	-	-
B4	2,351,800.00	6.442014	6.442014	12,625.27	-	-	12,625.27	12,625.27	-	-
B5	3,360,592.01	6.442014	6.442014	18,040.82	-	-	18,040.82	18,040.82	-	-

Totals	671,919,651.01			3,752,676.30	-	-	3,752,676.30	3,752,676.52	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02151UAA4	73,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A2	02151UAB2	64,200,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A3	02151UAS5	313,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A4	02151UAT3	37,697,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A5	02151UAU0	3,300,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A6	02151UAV8	47,200,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A7	02151UAW6	88,197,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A8	02151UAX4	50,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1X	02151UAC0	382,433,847.00	1000.000000000	0.000000000	0.485440576	994.512531837	0.582529
PO1	02151UAD8	10,052,008.00	1000.000000000	1.254068626	0.000000000	998.745931374	0.000000
2A1	02151UAE6	66,130,000.00	1000.000000000	8.547746588	5.000000000	991.452253412	6.000000
2A2	02151UAF3	4,962,000.00	1000.000000000	8.547746588	5.000000000	991.452253412	6.000000
2X	02151UAG1	52,278,777.00	1000.000000000	0.000000000	0.369045889	995.923648137	0.442855
PO2	02151UAH9	983,151.00	1000.000000000	15.667241197	0.000000000	984.332758803	0.000000
AR	02151UAJ5	100.00	1000.000000000	1000.000000000	7.568855880	0.000000000	6.500000

M	02151UAK2	27,213,000.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B1	02151UAL0	8,399,000.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B2	02151UAM8	3,359,600.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B3	02151UAP1	5,711,400.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B4	02151UAQ9	2,351,800.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B5	02151UAR7	3,360,592.01	1000.000000000	2.709164895	5.368344618	997.290820227	6.442014

Totals		671,919,651.01	1000.000000000	5.054278328	5.585007842	994.945721598

THE BANK OF NEW YORK
101 Barclay Street, 4West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Pool Level Data
Distribution Date	10/25/2007
Cut-off Date	9/1/2007
Record Date	9/28/2007
Determination Date	10/22/2007
LIBOR Determination Date	9/26/2007
Accrual Period 30/360	Begin	9/1/2007
End	10/1/2007
Number of Days in 30/360 Accrual Period	30

Prefunding Detail

Group I	Group II	Total
Target Funding Balance	594,000,000.00	77,919,650.96	671,919,650.96
Initial Funded Balance	456,238,740.28	77,919,650.96	534,158,391.24
Initial Unfunded Balance	137,761,259.72	-	137,761,259.72
Supplemental Loan Deposit from Prefunding Account	-	-	-
Final Unfunded Balance	137,761,259.72	-	137,761,259.72

Ending Unfunded Amounts will be passed
through as Principal at the End of the
Prefunding Period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Total
Original Aggregate Loan Count	775	182	957
Original Stated Principal Balance	594,000,000.00	77,919,650.96	671,919,650.96
Original Weighted Average Mortgage Rate	6.98472%	6.43911%
Original Weighted Average Net Mortgage Rate	6.76505%	6.22142%
Original Weighted Average Remaining Term	274	174

Current Mortgage Loan Details

Group I	Group II	Total
Beginning Aggregate Loan Count	775	182	957
Loans Paid Off or otherwise removed pursuant to the PSA	4	0	4
Ending Aggregate Loan Count	771	182	953

Beginning Pool Stated Principal Balance	594,000,000.00	77,919,650.96	671,919,650.96
Scheduled Principal	1,527,024.24	271,425.59	1,798,449.83
Unscheduled Principal	1,225,628.07	371,991.03	1,597,619.10
Realized Principal Losses	-	-	-
Ending Pool Stated Principal Balance	591,247,347.69	77,276,234.34	668,523,582.03

Weighted Averages

Group I	Group II
Beginning Weighted Average Mortgage Rate	6.98472%	6.43911%
Beginning Weighted Average Net Mortgage Rate	6.76505%	6.22142%
Ending Weighted Average Mortgage Rate	6.98230%	6.44103%
Ending Weighted Average Net Mortgage Rate	6.76260%	6.22330%

Beginning Weighted Average Remaining Term to Maturity	274	174
Ending Weighted Average Remaining Term to Maturity	274	174

Loan Substitution

Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-

Fees of the Trust

Group I	Group II	Total
Gross Master Servicing Fee	99,931.20	13,501.25	113,432.45
Net Master Servicing Fee	99,931.20	13,501.25	113,432.45
Trustee Fee	4,455.00	584.40	5,039.40
Lpmi	4,351.33	49.88	4,401.21
Total Net Loan Fees	108,737.54	14,135.52	122,873.06

Servicer Advances

Group I	Group II	Total
Principal Advances	4,478.47	3,505.19	7,983.66
Interest Advances	39,421.59	6,130.68	45,552.27
Reimbursement for Principal & Interest Advances	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-
Amount of Stop Advances	0	0
Total Advances	43,900.06	9,635.87	53,535.93

Mortgage Prepayment Details

Group I	Group II	Total
Principal Balance of Loans Paid in Full	648,280.24	-	648,280.24
Prepayment Interest Excess	-	-	-
Prepayment Interest Shortfall	-	-	-
Compensating Interest	-	-	-
Non-Supported Prepayment Interest Shortfall	-	-	-
CPR %	2.45435%	5.59978%
SMM %	0.20687%	0.47907%

Net Interest Shortfalls

Group I	Group II	Total
Net Prepayment Interest Shortfalls	-	-	-
Relief Act Reduction Shortfalls	-	-	-
Total Net Interest Shortfalls	-	-	-

Delinquency Information

Delinquency Info	Group 1	Group 2	Total

30-59 Days	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%

Foreclosure Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

REO Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1	Group 2	Total

All	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1	Group 2	Total

All	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%
60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

Group I	Group II	Total
Current	-	-	-
One-Month Prior	-	-	-
Two-Month Prior	-	-	-
Three-Month Prior	-	-	-
Four-Month Prior	-	-	-
Five-Month Prior	-	-	-

60+ Delinquency Average	-	-	-

Passing Delinquency Trigger Test	YES

Realized Loss Detail

Group I	Group II	Total
Current Period Realized Losses	-	-	-
Cumulative Realized Losses	-	-	-
Total Liquidated Loan Balance	-	-	-
Total Liquidated Proceeds	-	-	-
Subsequent Recoveries	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Group II

N/A

Servicer Remittance Summary

Interest

Group I	Group II	Total
Scheduled Interest Collected	2,681,228.28	418,111.26	3,099,339.54
Plus: Compensating Interest	-	-	-
Less: Master Servicer Fee	99,931.20	13,501.25	113,432.45
Less: Mortgage Loan Premiums	4,351.33	49.88	4,401.21
Less: Excess Master Servicing Fee	-	-	-
Total Interest Available	2,576,945.74	404,560.14	2,981,505.88

Principal

Group I	Group II	Total
Scheduled Principal	199,024.24	271,425.59	470,449.83
Paid in Full Principal	648,280.24	-	648,280.24
Curtailment Principal	577,347.83	371,991.03	949,338.86
Liquidation Principal	-	-	-
Repurchased Principal	1,328,000.00	-	1,328,000.00
Substitution Adjustment Principal	-	-	-
Unanticipated Principal Recoveries	-	-	-
Total Principal Available	2,752,652.31	643,416.62	3,396,068.93

Other Amounts

Group I	Group II	Total
Prepayment Penalties	-	-	-
Other Required Amounts	-	-	-
Total Other Remittance Amounts	-	-	-

Total Servicer Remittance	5,329,598.05	1,047,976.76	6,377,574.81

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	6,377,574.81
Corridor Contract Proceeds Needed	-
Capitalized Interest	776,210.03
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	7,153,784.84

Distribution Payments

Trustee Fee	5,039.40
Class Payments	7,148,745.44
Total Payments	7,153,784.84

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	7,153,784.84
Withdrawals	7,153,784.84
Ending Balance	-

Supplemental Loan Account

Beginning Balance	137,761,259.72
Deposit	-
Withdrawal	-
Ending Balance	137,761,259.72

Capitalized Interest Account

Beginning Balance	1,552,419.47
Deposit	-
Withdrawal	776,210.03
Ending Balance	776,209.44

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Total
Beginning PO Balance	10,052,009.16	983,151.46	11,035,160.63
PO Scheduled Principal	4,038.75	3,711.62	7,750.37
PO Prepayments & Recoveries	8,567.15	11,691.65	20,258.80
PO Liquidation Principal	-	-	-
PO Principal Loss	-	-	-
Ending PO Balance	10,039,403.26	967,748.20	11,007,151.46

NON-PO Principal Amounts

Group I	Group II	Total
Beginning Non-PO Balance	583,947,990.84	76,936,499.50	660,884,490.33
Non-PO Scheduled Principal	1,522,985.49	267,713.97	1,790,699.46
Non-PO Prepayments & Recoveries	1,217,060.92	360,299.38	1,577,360.30
Non-PO Liquidation Principal	-	-	-
Non-PO Principal Loss	-	-	-
Ending Non-PO Balance	581,207,944.43	76,308,486.14	657,516,430.57

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II
Senior Percentage Original	92.37074%	92.40348%
Senior Prepayment Percentage Original	100.00000%	100.00000%
Senior Percentage	92.37074%	92.40348%
Senior Prepayment Percentage	100.00000%	100.00000%
Subordinate Percentages	7.62926%	7.59652%
Subordinate Prepayment Percentage	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Total
Senior Principal Distribution Amount	2,623,853.93	607,676.40	3,231,530.33
Subordinate Principal Distribution Amount	147,012.79
PO Principal Distribution Amount	12,605.91	15,403.26	28,009.17
Total Principal Distribution Amount	4,673,957.31	4,673,957.31	9,347,914.62

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	760,221,259.00	756,287,064.65
Class A Percentage	93.783080%	93.768630%

Class M	27,213,000.00	27,139,275.50
Class M Percentage	3.357074%	3.364877%

Class B1	8,399,000.00	8,376,245.72
Class B1 Percentage	1.036125%	1.038533%

Class B2	3,359,600.00	3,350,498.29
Class B2 Percentage	0.414450%	0.415413%

Class B3	5,711,400.00	5,695,926.88
Class B3 Percentage	0.704575%	0.706212%

Class B4	2,351,800.00	2,345,428.59
Class B4 Percentage	0.290125%	0.290799%

Class B5	3,360,592.01	3,351,487.56
Class B5 Percentage	0.414572%	0.415536%

Prepayment Penalties

Group I	Group II	Total
Prepayment Charges	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

162130627	157,600.00	10/12/2007	-	MO	8.500	3	Paid in Full
163305161	491,116.32	10/15/2007	-	CA	6.625	2	Paid in Full

Group II

N/A

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	3	0.389	2,272,113.29	0.384
5.750000000000	-	6.000000000000	21	2.724	12,202,912.01	2.064
6.000000000000	-	6.250000000000	44	5.707	27,331,177.29	4.623
6.250000000000	-	6.500000000000	128	16.602	131,102,669.02	22.174
6.500000000000	-	6.750000000000	154	19.974	87,901,292.32	14.867
6.750000000000	-	7.000000000000	131	16.991	80,454,535.62	13.608
7.000000000000	-	7.250000000000	80	10.376	46,360,353.69	7.841
7.250000000000	-	7.500000000000	75	9.728	128,592,995.30	21.749
7.500000000000	-	7.750000000000	46	5.966	29,728,444.19	5.028
7.750000000000	-	8.000000000000	30	3.891	15,253,692.54	2.580
>		8.000000000000	59	7.652	30,047,162.42	5.082
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	1	0.549	141,454.90	0.183
5.250000000000	-	5.500000000000	3	1.648	346,292.46	0.448
5.500000000000	-	5.750000000000	4	2.198	1,338,132.33	1.732
5.750000000000	-	6.000000000000	29	15.934	16,206,364.87	20.972
6.000000000000	-	6.250000000000	29	15.934	13,440,739.41	17.393
6.250000000000	-	6.500000000000	45	24.725	17,898,852.18	23.162
6.500000000000	-	6.750000000000	23	12.637	13,249,041.16	17.145
6.750000000000	-	7.000000000000	24	13.187	9,451,730.08	12.231
7.000000000000	-	7.250000000000	8	4.396	1,204,018.10	1.558
7.250000000000	-	7.500000000000	7	3.846	2,788,776.63	3.609
7.500000000000	-	7.750000000000	2	1.099	127,799.10	0.165
7.750000000000	-	8.000000000000	3	1.648	865,811.20	1.120
>		8.000000000000	4	2.198	217,221.92	0.281
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	3	0.389	2,272,113.29	0.384
5.750000000000	-	6.000000000000	21	2.724	12,202,912.01	2.064
6.000000000000	-	6.250000000000	44	5.707	27,331,177.29	4.623
6.250000000000	-	6.500000000000	128	16.602	131,102,669.02	22.174
6.500000000000	-	6.750000000000	154	19.974	87,901,292.32	14.867
6.750000000000	-	7.000000000000	131	16.991	80,454,535.62	13.608
7.000000000000	-	7.250000000000	80	10.376	46,360,353.69	7.841
7.250000000000	-	7.500000000000	75	9.728	128,592,995.30	21.749
7.500000000000	-	7.750000000000	46	5.966	29,728,444.19	5.028
7.750000000000	-	8.000000000000	30	3.891	15,253,692.54	2.580
>		8.000000000000	59	7.652	30,047,162.42	5.082
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	1	0.549	141,454.90	0.183
5.250000000000	-	5.500000000000	3	1.648	346,292.46	0.448
5.500000000000	-	5.750000000000	4	2.198	1,338,132.33	1.732
5.750000000000	-	6.000000000000	29	15.934	16,206,364.87	20.972
6.000000000000	-	6.250000000000	29	15.934	13,440,739.41	17.393
6.250000000000	-	6.500000000000	45	24.725	17,898,852.18	23.162
6.500000000000	-	6.750000000000	23	12.637	13,249,041.16	17.145
6.750000000000	-	7.000000000000	24	13.187	9,451,730.08	12.231
7.000000000000	-	7.250000000000	8	4.396	1,204,018.10	1.558
7.250000000000	-	7.500000000000	7	3.846	2,788,776.63	3.609
7.500000000000	-	7.750000000000	2	1.099	127,799.10	0.165
7.750000000000	-	8.000000000000	3	1.648	865,811.20	1.120
>		8.000000000000	4	2.198	217,221.92	0.281
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	24	3.113	14,475,025.30	2.448
6.001000000000	-	6.501000000000	172	22.309	158,433,846.31	26.797
6.501000000000	-	7.001000000000	285	36.965	168,355,827.94	28.475
7.001000000000	-	7.501000000000	155	20.104	174,953,348.99	29.591
7.501000000000	-	8.001000000000	76	9.857	44,982,136.73	7.608
8.001000000000	-	8.501000000000	32	4.150	15,771,721.79	2.668
8.501000000000	-	9.001000000000	22	2.853	11,937,357.82	2.019
9.001000000000	-	9.501000000000	3	0.389	1,394,998.00	0.236
9.501000000000	-	10.001000000000	2	0.259	943,084.81	0.160
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	4	2.198	487,747.36	0.631
5.501000000000	-	6.001000000000	33	18.132	17,544,497.20	22.704
6.001000000000	-	6.501000000000	74	40.659	31,339,591.59	40.555
6.501000000000	-	7.001000000000	47	25.824	22,700,771.24	29.376
7.001000000000	-	7.501000000000	15	8.242	3,992,794.73	5.167
7.501000000000	-	8.001000000000	5	2.747	993,610.30	1.286
8.001000000000	-	8.501000000000	2	1.099	114,695.31	0.148
8.501000000000	-	9.001000000000	2	1.099	102,526.61	0.133
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000